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                  U.S. SUPREME COURT DISMISSED ROBERTSON CASE
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                           AGAINST LIBERTY NATIONAL

        Birmingham, Alabama, March 3, 1997.....Torchmark Corporation (NYSE: TMK)
announced today that the United States Supreme Court has dismissed, as improvidently granted, the Writ of Certiorari which was previously granted in the case of Adams vs. Robertson and Liberty National Life Insurance Company.
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This ruling effectively ends the direct appeals from the Robertson class action
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settlement originating from the Circuit Court of Barbour County, Alabama.
Torchmark's subsidiary, Liberty National, will proceed with the administration of benefits under the class settlement.

        Torchmark General Counsel, Larry Hutchison, stated that he has mixed emotions in light of the Supreme Court decision today. On the one hand, the company is pleased to see this litigation finally reach a conclusion. Yet, at the same time, the company remains firmly convinced that Liberty National's actions in regard to its cancer insurance programs were proper. The new generation of policies provided greater overall benefits for the overwhelming majority of claimants. In other words, the company continues to maintain that it has simply done nothing wrong from the beginning.